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KPMG

          KPMG LLP
          Chartered Accountants                     Telephone  (416) 228-7000
          Yonge Corporate Centre                    Telefax  (416) 228-7123
          4120 Yonge Street Suite 500               www.kpmg.ca
          North York ON M2P 2B8
          Canada



The Board of Directors
ImagicTV Inc.



We consent to the use of our reports included herein on Form F-1 Registration Statement and to the reference to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.


/s/ KPMG LLP

Chartered Accountants

Toronto, Canada
October 13, 2000